Exhibit 99.1

NEWS RELEASE

NCR Names Michael Hayford Chief Executive Officer,

Frank Martire Executive Chairman, and Bill Nuti Chairman Emeritus

ATLANTA, April 30, 2018 – NCR Corporation (NYSE: NCR) today announced that its Board of Directors has named Michael D. Hayford Chief Executive Officer and Frank R. Martire Executive Chairman. Bill Nuti, who previously announced his forthcoming retirement, will serve as Chairman Emeritus.

Chinh Chu, Lead Independent Director, said, “We are very excited to have Mike Hayford join as CEO of NCR. He is a proven leader and change agent with deep experience across a range of transaction-driven software and technology solutions businesses. Mike’s operational and financial acumen, along with his track record of driving growth and profitability in changing businesses, makes him the right choice to lead NCR as we evolve the company into a software-led solutions business.”

“I am honored and energized by the opportunity to become CEO of NCR,” said Hayford. “The Company has undergone a successful transformation, and is today a leader in technology solutions for financial services, retail and hospitality markets. I look forward to working with the 30,000 talented associates at NCR who deliver exceptional service and solutions to our customers.”

Chu continued, “We are also fortunate that Frank Martire will be joining the NCR Board as Executive Chairman. Frank brings unparalleled expertise to NCR — and with Frank and Mike working together to guide and grow our business as they previously have with two other comparable businesses — we are confident that NCR’s future is bright.”

“NCR is an innovator in the technology space and I’m excited to contribute to its future success,” said Martire. “I look forward to working with Mike again and fully expect that our successful history of building and growing Metavante and FIS will help us forge the right path to enhance shareholder value at NCR.”

Hayford will participate in NCR’s first quarter earnings call tomorrow at 4:30 p.m.

About Michael Hayford

Michael D. Hayford was most recently Founding Partner of Motive Partners, an investment firm focused on technology-enabled companies that power the financial services industry. From 2009 to 2013, he was Executive Vice President and Chief Financial Officer of Fidelity National Information Systems (“FIS”), a global leader in financial services and payment technology systems. He was previously President and Chief Operating Officer of Metavante Technologies, Inc., a provider of banking and payments technologies, until its acquisition by FIS in 2009. Prior to that, he served as Metavante’s Chief Information Officer, Chief Financial Officer, and head of corporate and product development.

Hayford serves as an independent Director of Endurance International Group (NASDAQ: EIGI). He holds a Master’s Degree in Business Administration from Northwestern University’s Kellogg School of Business and a B.S. in Accounting and Computer Science from the University of Wisconsin - La Crosse.

About Frank Martire

Frank R. Martire most recently served as Non-Executive Chairman of Fidelity National Information Systems (“FIS”). From 2015 to 2017, he had served as Executive Chairman of FIS, and from 2009 to 2015 was President and Chief Executive Officer of FIS after its acquisition of Metavante. Martire had previously been Chief Executive Officer of Metavante from 2003 to 2009 and President from 2003 to 2008. He had been President and Chief Operating Officer of Call Solutions Inc. from 2001 to 2003, and President and Chief Operating Officer, Financial Institution Systems and Services Group, of Fiserv, Inc. from 1991 to 2001.

Martire serves as Chairman of the Board of Directors of J. Alexander’s Holdings, Inc. (NYSE: JAX). He is also Chairman of the Board of Sacred Heart University, a Board member of the Baptist Health System, Inc., Jacksonville University and Cannae, and a member of the Leadership Foundation of the Mayo Clinic. Martire holds a Master’s degree in Finance from the University of New Haven, Connecticut and a Bachelor of Science degree in Economics from Sacred Heart University.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leader in omni-channel solutions, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 700 million transactions daily across financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier. NCR is headquartered in Atlanta, Ga., with about 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its website which is updated regularly with financial and other important information about NCR.

Website: www.ncr.com

Twitter: @NCRCorporation

Facebook: www.facebook.com/ncrcorp

LinkedIn: https://www.linkedin.com/company/ncr-corporation

YouTube: www.youtube.com/user/ncrcorporation

Note to Investors

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8- K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

News Media Contact

Scott Sykes

NCR Corporation

212.589.8428

scott.sykes@ncr.com

Investor Contact

Michael Nelson

NCR Corporation

678.808.6995

michael.nelson@ncr.com